UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 26, 2010

INTERNATIONAL CCE INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	333-167067 (Commission File No.)	27-2197395 (IRS Employer Identification No.)

2500 Windy Ridge Parkway, Atlanta, Georgia 30339

(Address of principal executive offices, including zip code)

(770) 989-3000

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                      Entry into a Material Definitive Agreement.

On August 26, 2010, International CCE Inc., a Delaware corporation (the “Company”) entered into a senior unsecured credit agreement (the “Credit Agreement”) among the Company, the lenders listed therein (the “Lenders”), Citibank, N.A., as administrative agent, Deutsche Bank Securities Inc. (“DBSI”), as syndication agent, Credit Suisse Securities (USA) LLC (“CS Securities”), as documentation agent, and Citigroup Global Markets Inc., DBSI and CS Securities as joint book-running managers and joint lead arrangers.

On February 25, 2010, Coca-Cola Enterprises Inc., a Delaware corporation (“CCE”), the Company, a wholly-owned subsidiary of CCE, The Coca-Cola Company, a Delaware corporation (“TCCC”), and Cobalt Subsidiary LLC, a Delaware limited liability company wholly-owned by TCCC (“Merger Sub”) entered into a Business Separation and Merger Agreement (the “Merger Agreement”).  Upon completion of the transactions contemplated by the Merger Agreement, TCCC will own CCE, which will include all of CCE's North American operating businesses, and the Company will own what are presently CCE's European operations and Canadian finance company and TCCC’s bottling operations in Norway and Sweden. The Merger Agreement provides that Merger Sub will merge with and into CCE (the “Merger”), with CCE continuing as the surviving corporation and a wholly-owned subsidiary of TCCC. The Merger Agreement also provides that immediately prior to the Merger, CCE will transfer to the Company all of its European operations and its Canadian finance company.  In addition, simultaneously with the Merger, Bottling Holdings (Luxembourg) s.a.r.l., which will then be an indirect wholly- owned subsidiary of the Company, will acquire TCCC’s bottling operations in Norway and Sweden by purchasing from TCCC all of the issued and outstanding shares of Coca-Cola Drikker AS and Coca-Cola Drycker Sverige AB for $822 million.  Until the consummation of the Merger, the Company will be a wholly owned subsidiary of CCE.  CCE is not a borrower or obligor under the Credit Agreement.

Prior to the consummation of the transactions contemplated by the Merger Agreement, the proceeds of any loans under the Credit Agreement may be used by the Company to provide a portion of the financing for the proposed transactions.  After the consummation of the transactions contemplated by the Merger Agreement, the proceeds of the loans under the Facility (as defined below) may be used by the Company for general corporate purposes.  The Credit Agreement may also be used as a backstop for commercial paper issued before or after the Merger.

The Credit Agreement provides for a 4-year revolving credit facility (the “Facility”) available to the Company and any subsidiary of the Company that it designates for borrowing privileges, in the amount of $1 billion, of which the entire amount is currently undrawn and available.  The Facility may be increased, at the election of the Company, by up to $500 million in accordance with the terms set forth in the Credit Agreement.  Amounts may be borrowed in U.S. Dollars, Euros, Pounds Sterling, Norwegian Krone and Swedish Krona.  The Facility became effective on August 26, 2010 and expires by its terms on August 26, 2014 or, prior to the consummation of the Merger, on the date that is the earlier of (i) May 25, 2011 and (ii) the date of termination of the Merger Agreement.

The Company will act as Guarantor with respect to the obligations of any subsidiary that is designated by the Company for borrowing privileges under the Credit Agreement, pursuant to the terms set forth in the Credit Agreement.

Interest and fees payable under the Credit Agreement shall be determined pursuant to the terms set forth in the Credit Agreement.

The Credit Agreement contains certain affirmative, negative and financial covenants customary for facilities of this type, including, furnishing to the Lenders periodic financial information of the Company, all reports sent to security holders and all reports and registration statements filed with the Securities and Exchange Commission; maintenance of corporate existence and the ability to do business; limitations on the incurrence of liens in respect of principal property of the Company; compliance with a maximum ratio of consolidated indebtedness to total capital; and, except with regard to the Merger, limitations on the ability to consolidate, merge or sell, lease or otherwise dispose of all or substantially all assets.  Prior to the consummation of the Merger, the Company will be subject to certain additional negative covenants, including, limitations on the incurrence of debt; limitations on the ability to grant negative pledges on the proceeds of indebtedness and limitations on business activities.  These covenants will no longer apply to the Company following the consummation of the Merger.

The Credit Agreement also contains certain events of default customary for facilities of this type (with customary grace periods), including nonpayment of principal, interest, fees or other amounts when due; material inaccuracies of representations and warranties; violations of certain covenants; the occurrence of certain bankruptcy events, certain ERISA events, certain material judgments; changes of control; or the invalidity of the guarantee provided by the Company in respect of borrowing obligations of a designated subsidiary borrower.  Upon the occurrence of an event of default, any outstanding loans under the Credit Agreement may be accelerated and/or the Lenders’ commitments may be terminated; provided, however, that upon the occurrence of certain insolvency or bankruptcy-related events of default, all amounts payable under the Credit Agreement will automatically become immediately due and payable and the Lenders’ commitments will automatically terminate.

In the ordinary course of their respective businesses, one or more of the Lenders, or their affiliates, have or may have various relationships with the Company involving the provision of a variety of financial services, including cash management, commercial banking, investment banking, advisory or other financial services, for which they received, or will receive, customary fees and expenses.  In addition, the Company may have entered into interest rate and foreign exchange derivative arrangements with one or more of the Lenders, or their affiliates.

The foregoing does not constitute a complete summary of the terms of the Credit Agreement.  A copy of the Credit Agreement is attached hereto as Exhibit 10.1 and is incorporated into this Item 1.01 by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-
balance Sheet Arrangement of a Registrant.

The disclosure required by this item is included in Item 1.01 and is incorporated herein by reference.

Item 9.01.                      Financial Statements and Exhibits.

(d)           Exhibits.

10.1
Four Year Credit Agreement, dated as of August 26, 2010, among International CCE Inc., the lenders party thereto, Citibank, N.A., as administrative agent, Deutsche Bank Securities Inc., as syndication agent, Credit Suisse Securities (USA) LLC, as documentation agent, and Citigroup Global Markets Inc., Deutsche Bank Securities Inc. and Credit Suisse Securities (USA) LLC as joint book-running managers and joint lead arrangers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 26, 2010	INTERNATIONAL CCE INC. (Registrant) By: /S/ WILLIAM T. PLYBON Name: William T. Plybon Title: Vice President, Deputy General Counsel and Secretary